UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                                PACEL CORPORATION
             (Exact name of registrant as specified in its charter.)

                                    VIRGINIA
         (State or other jurisdiction of incorporation or organization.)

  69372L 702                                            54-1712558
  ----------                                            ----------
(CUSIP Number)                              (IRS Employer Identification Number)

                  10108 Industrial Drive, Prineville, NC 28134
                    (Address of principal executive offices.)

                                 (704) 643-0676
              (Registrant's telephone number, including area code.)

Check the appropriate box:
         [ X ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2)
         [   ]    Definitive Information Statement

Payment  of Filing Fee (Check the appropriate box.):
         [ X ]    No fee required.
         [   ]    Fee computed on table below per Exchange Act Rules
                  14(c)-5(g) and 0-11.
                  1)    Title of each class of securities to which transaction
                        applies:
                  2)    Aggregate number of securities to which transaction
                        applies:
                  3)    Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11:
                  4)    Proposed maximum aggregate value of transaction:
                  5)    Total fee paid: $ -0-

         [   ]    Fee paid previously with preliminary materials.
         [   ]    Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  1)    Amount Previously Paid:
                  2)    Form, Schedule or Registration No.:
                  3)    Filing Party:
                  4)    Date Filed:

--------------------------------------------------------------------------------

                                PACEL CORPORATION
                             10108 Industrial Drive
                              Prineville, NC 28134

                  Notice of Proposed Action by Written Consent
                                      of a
                    Majority of the Outstanding Common Stock
                  to be taken on or about December ____, 2004.

To the Stockholders of PACEL CORPORATION

Notice is hereby given that upon written consent by the holders of two-thirds (2/3) of the outstanding shares of common and preferred stock of the Company, the Company intends to take certain actions as more particularly described in this Information Statement. The actions will be effected on or after 20 days from the date this Information Statement is mailed to stockholders which is expected to be on or about December______, 2004.

Only stockholders of record at the close of business on October 26, 2004 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                          By Order of the Board of Directors

                                          /s/ Gary Musselman
                                          President

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                PACEL CORPORATION
                             10108 Industrial Drive
                              Prineville, NC 28134
                            Telephone (704) 643-0676

                              INFORMATION STATEMENT
                              ---------------------
         CONSENT ACTION BY A MAJORITY OF STOCKHOLDERS WITHOUT A MEETING
         --------------------------------------------------------------

This Information Statement is furnished to all holders of the common and preferred stock of the Company in connection with proposed action by holders of two-thirds (2/3) of the issued and outstanding shares of common and preferred stock of the Company to take the following actions:

         o Increase the authorized capital stock from 2 billion to 10 billion shares of common stock;
         o Adopt a plan of internal reorganization whereby all of the Company's Professional Employee Organization activities will be under the aegis of The Resourcing Solutions Group, Inc. the Company's subsidiary and all other business activities will be conducted through the Company;
         o The change of the Company's state of incorporation from Virginia to Nevada;
         o The approval of the Employment Agreements of David Calkins and Gary Musselman, respectively.
         o The election of Gary Musselman; Joseph Amato; and Thorn Auchter as directors;

The actions are proposed to occur on or about December ____, 2004. This Information Statement is first being mailed to stockholders on or about December_____, 2004.

Only stockholders of record at the close of business on October 26, 2004 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of two-thirds (2/3) of the shareholders of the Company as allowed by Section 13.1-657 of the Virginia Stock Corporation Act. Persons holding two-thirds ( 2/3) of the outstanding voting securities of the Company have unanimously adopted, ratified and approved resolutions to effect the actions described. No other votes are required or necessary. See the caption "Vote Required for Approval," below.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                         DISSENTER'S RIGHTS OF APPRAISAL
                         -------------------------------

The Virginia Stock Corporation Act ("Virginia Law") does not provide for dissenter's rights of appraisal in connection with the corporate actions to be taken.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
                 -----------------------------------------------

The Board of Directors has fixed the close of business on October 26, 2004 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent. At the record date, the Company had outstanding 484,667,610 shares of no par value common stock. and 1,000,000 shares of Class "A" Convertible Preferred Stock . The Company's shareholders who hold in the aggregate 326,666,667 shares of the issued and outstanding shares of Common on the record date have signed a consent to the taking of the corporate actions described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

                          CORPORATE ACTIONS TO BE TAKEN
                          -----------------------------


INCREASE IN THE AUTHORIZED CAPITAL STOCK
The Company's current authorized capital stock consists of 2,000,000,000 shares of no par common stock, of which 484,667,610 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which 1,000,000 shares of Class "A" Convertible Preferred Stock are issued and outstanding. Management believes that it is in the best interests of the Company and its shareholders that the authorized common stock be increased to 10,000,000,000 shares. The increase in the authorized common stock will provide the Company with needed stock to enable it to undertake financing transactions in which the Company may employ the common stock, including transactions to raise working capital through the sale of common stock. Since the Board of Directors believes that the currently authorized number of shares may be not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company's flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders' meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company's securities may then be listed. At the present time, the Company has no plans, proposals or arrangement, written or otherwise, to issue any additional authorized shares of common stock.

In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization of classes of preferred or common stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company's Articles of Incorporation, Bylaws or other governing documents.

PLAN OF INTERNAL REORGANIZATION
Management of the Company has undertaken an evaluation of the organizational structure of the Company and its subsidiaries and has concluded that a restructuring would be in the Company's interests, operationally and financially. With that in mind, management has recommended that all of the Company's Professional Employee Organizations ("PEO") activities will be conducted through The Resourcing Solutions Group, Inc., ("TRSG") the Company's subsidiary and all other non-PEO activities be conducted through the Company. Attached to this Information Statement as Exhibit "A" is the proposed restructured organizational chart. Under the current corporate structure, all PEO businesses, except Benecorp Business Services ("BBS") are subsidiaries of TRSG. This structure requires the Company to make multiple filings with various states for PEO licensing. TRSG is required to file various state mandate documents and post significant indemnity bonds, up to $100,000 per state, in order to secure its PEO license. In order for BBS to secure a license to operate, it must file essentially duplicate documents and post similar indemnity bonds, Asmara Services I, Inc. is an inactive PEO business. In order to report only the active PEO business, management believes that the inactive PEO business should become a subsidiary of the Company. Furthermore, in reviewing the market potential in the human resources outsourcing industry, management of the Company believes significant future revenue can be generated by offering insurance products and services. In order to capitalize on this revenue potential and to ensure compliance with federal Employee Retirement Income Security Act of 1974, management believes that segregating the insurance and risk management services from the PEO services will permit expansion in both areas and will separate these businesses, each of which require state licensing. The proposed reorganization will also streamline management reporting since all businesses with like functions will be under one corporate structure. This will permit the Company to leverage its resources in its various business operations. The proposed reorganization will not have a direct impact on shareholders of the Company.

CHANGE OF CORPORATE DOMICILE TO NEVADA
Management believes that it is in the best interests of the Company and its shareholders the Company change its corporate domicile from Virginia to Nevada. There are several reasons for the recommended change:

         o    Nevada does not impose any corporate income tax;

         o    there are no taxes on corporate shares;

         o    there is no annual franchise tax;

         o    the annual fees are nominal;

         o there is greater flexibility in the management of corporate affairs.


In order to accomplish change in corporate domicile, the Company will be in effect re-incorporated in Nevada through Articles and Agreement of Merger whereby the Company will be merged into a newly formed Nevada corporation having the identical corporate structure as the Company, after which the Nevada corporation will be the surviving corporation with all of the same assets, liabilities, shareholders and corporate identity as the Company. Attached to this Information Statement as Exhibit "B" is the proposed Articles and Agreement of Merger. The Company's transfer agent will act as the exchange agent for the purposes of implementing any exchange of stock certificates. As soon as practicable after the completion of the change to Nevada, shareholders will receive a letter of transmittal requesting them to surrender old stock certificates for new certificates reflecting the change. Persons who hold their shares in brokerage accounts or in street name will not be required to take any further action to effect the exchange of certificates. Shareholders should not destroy any stock certificates and should not submit any certificates until they received a letter of transmittal.


The common stock of the Company after the completion of the change of domicile to Nevada will have the same rights and preferences as currently exists. The Articles of Incorporation and the Bylaws of the Company after the completion of the change of domicile will be identical in substance to the Company's current Articles of Incorporation, after the amendment disclosed in this Information Statement, and the current Bylaws.

The following is a summary description of the material differences and similarities between the Virginia Stock Corporation Act and the Nevada Business Corporation Act with respect to matters involving corporate governance by shareholders.

          SHAREHOLDER ACTION                              VIRGINIA                NEVADA

     o   Shareholder vote for                           2/3 of shares           Majority vote
         amendments to Articles of Incorporation        entitled to vote


     o   Consent action of shareholders without         Same vote required      Majority vote
         a meeting                                      as if action taken
                                                        at a meeting

     o   Election and removal of Directors              Majority vote           Majority vote


APPROVAL OF EMPLOYMENT AGREEMENTS
Attached as Exhibit "C" is the Employment Agreement for David Calkins. The Board of Directors recommends the approval of this Employment Agreement. The Company seeks shareholder approval of Mr. Calkins' Employment Agreement because Mr. Calkins and his wife, F. Kay Calkins, were the only directors of the Company as of the date of the execution of the Employment Agreement. Consequently, there was no review and approval of the terms of the Employment Agreement by independent directors. The material provisions of the Employment Agreement are summarized as follows:

         o    The term of the agreement is ten (10 years.

         o Base compensation is $300,000 per year, subject to adjustment, plus an Incentive Bonus in an amount equal to 25% of the base compensation in each of the first two(2) years that the Company's earnings before income tax, depreciation and amortization ("EBITDA") is not less than one dollar ($1.00). In addition, the Company will pay an Incentive Bonus in an amount equal to five percent (5%) of EBITDA for each fiscal year that EBITDA is at least $200,000, but not greater than $500,000. The Company will pay an Incentive Bonus in an amount equal to seven percent (7%) of EBITDA for each year that EBITDA is greater than $500,000 but no greater than $1 million. For any fiscal year during which EBITDA is greater than %$1 million, the Company will pay an Incentive Bonus in an amount equal to ten percent (10%) of EBITDA.

         o In the event of termination of employment by the Company, Mr. Calkins will be entitled to receive severance payments as follows:

              o If termination occurs prior to September 9, 2005, he will be paid an amount equal to three (3) years of the then base compensation and Incentive Bonuses;
              o If termination occurs between September 9, 2005 and September 9, 2006, he will be paid an amount equal to five (5) years of the then base compensation and Incentive Bonuses;
              o If termination occurs between September 9, 2006 and September 9, 2007, he will be paid an amount equal to seven (7) years of the then base compensation and Incentive Bonuses.

         o The Employment Agreement can be terminated upon ninety (90) days written notice. However, the Company can terminate the Employment Agreement for cause upon ten (10) written notice.

ELECTION OF DIRECTORS
The Company's current Board of Directors consists of two members, who are standing for election: David Calkins and F. Kay Calkins. In addition, the following persons are nominated to serve as directors: Gary Musselman; Joseph Amato; and Thorn Auchter.

The Board of Directors has approved these nominees and their business experience is summarized below. The nominees have consented to their nomination and have agreed to serve.

================================================================================

                                              BUSINESS EXPERIENCE DURING THE
            NAME             AGE         LAST FIVE (5) YEARS & OTHER INFORMATION

David Calkins                60        Mr. Calkins founded the Company in 1994.
                                       He served as President, Chief Executive
                                       Officer and Chief Financial Officer of
                                       the Company until December 2003. From
                                       1992 until the founding of the Company,
                                       Mr. Calkins was the regional manager of
                                       three divisions of Pacific Nuclear
                                       Corporation, now known as Vectra
                                       Technologies, Inc. From 1987 to 1993, Mr.
                                       Calkins served as Project Manager,
                                       Program Director, Vice President of
                                       Operations and Executive Vice President
                                       for Business Development for Pacific
                                       Nuclear Corporation.

F. Kay Calkins               45        Mrs. Calkins was the President of
                                       EBStor.com, Inc, an Internet and web
                                       development company until late 2003, when
                                       EBStor.com, Inc. ceased operations. Prior to her position with EBStor.com, Inc., Mrs. Calkins was Vice-President and Chief
                                       Operating Officer of the Company. Prior
                                       to her positions with the Company, she
                                       was President of CMC Services, a
                                       marketing and consulting firm based in
                                       Virginia.

Gary Musselman               49        Mr. Musselman was President/CEO of ECS
                                       Financial Management Services, LLC, a
                                       national call center business, from 1998 to late 2000. From late 2000 until June
                                       2002, he served as a mergers and
                                       acquisitions consultant in the
                                       Washington, DC area. From June 2002 until
                                       March 2004, Mr. Musselman was the Chief
                                       Financial Officer of Grace Global US, an international media company.

Joseph Amato                 47        Mr. Amato was a Managing Director of
                                       American Express Tax and Business
                                       Services specializing in commercial
                                       finance from June 1998 unit late 2000.
                                       From late 2000 until July 2003, Mr. Amato was the Senior Vice President if Southern
                                       Financial Bank in the metropolitan
                                       Washington, DC area. Since July 2003, he serves as the principal in JGA
                                       Associates, LLC a consulting firm
                                       specializing in commercial finance,
                                       mergers and acquisitions. Mr. Amato is
                                       the past recipient of the US Small
                                       Business Administration Financial
                                       Services Advocate of the Year.

Thorn Auchter                62        Mr. Auchter has been the President of
                                       Auchter, Inc., a business and regulatory
                                       consulting firm in Washington, DC since
                                       1996. Mr. Auchter is the former US
                                       Department of Labor-Assistant Secretary
                                       of Labor for Occupational Safety and
                                       Health Administration in the Reagan
                                       administration. He is a former member of
                                       the National Commission on Risk
                                       Assessment and Management, appointed by
                                       President George H.W. Bush.
================================================================================
Family Relationships; Board Meetings; Committees

         David Calkins and F. Kay Calkins are husband and wife. There are currently no audit, nominating or compensation committees of the Board.

      SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
                                  STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common Stock as of October 26, 2004, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

-------------------------- -------------------------------------- ---------------------------------- ---------------
TITLE OF                   NAME AND ADDRESS OF BENEFICIAL OWNER   AMOUNT AND NATURE OF BENEFICIAL    PERCENT OF
CLASS                                                             OWNERSHIP                          CLASS
-------------------------- -------------------------------------- ---------------------------------- ---------------
Common Stock               Gary Musselman                         -0-                                -0-
                           10108 Industrial Dr.
                           Prineville, NC 28134
-------------------------- -------------------------------------- ---------------------------------- ---------------
Common Stock               David Calkins                          6,002                              less than 1%
                           10108 Industrial Dr.
                           Prineville, NC 28134

                           F. Kay Calkins                         6,001                              less than 1%
Common Stock               10108 Industrial Dr.
                           Prineville, NC 28134

                           Compass Capital Group                  35,000,000                         7.2%
Common Stock               813 Shades Creek Rd. Ste. 100B
                           Birmingham, AL 35209

                           Kentan Ltd.                            35,000,000                         7.2%
Common Stock               813 Shades Creek Rd. Ste 100B
                           Birmingham, AL 35209

                           Reef Holdings Ltd.                     35,000,000                         7.2%
Common Stock               813 Shades Creek Rd. Ste 100B
                           Birmingham, AL 35209

                           Yanzu, Inc.                            221,666,667                        46%
Common Stock               Cape Building
                           Leeward Highway
                           Providencials
                           Turks & Caicos British  Indies
-------------------------- -------------------------------------- ---------------------------------- ---------------
Common Stock               All Executive Officers and Directors   12,003                             less than 1%
                           as a Group ( 3 persons)
-------------------------- -------------------------------------- ---------------------------------- ---------------

         (a)      Mark Lefkowitz has the voting and dispositive power with
                  respect to the shares held by Compass Capital Group.
         (b)(d)   Hugh O'Neil has the voting and dispositive power with respect to the shares held by Kentan Ltd. and Yanzu, Inc.,
                  respectively;
         (c) Dale Peters has the voting and dispositive power with respect to the shares held by Reef Holdings Ltd.



                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS
                 ----------------------------------------------

The Company's authorized capital consists of 2,000,000,000 shares of Common Stock, no par value and 5,000,000 shares of Preferred Stock, no par value. As of October 26, 2004, there were 484,667,610 shares of Common Stock outstanding and 1,000,000 shares of Class "A" Convertible Preferred Stock outstanding. The holders of Common Stock and the holders of the Class "A" Convertible Preferred Stock are each entitled to vote on all matters to come before a vote of the stockholders of the Company.


                           VOTE REQUIRED FOR APPROVAL
                           --------------------------

Section 13.1-707 of the Virginia Stock Corporation Act provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Virginia Corporation. This includes the amendment discussed in this Information Statement. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Virginia corporation are set forth in Section 13.1-710 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or special meeting and must be approved by two- thirds (2/3)of the outstanding voting securities.

Section 13.1-657 of the Virginia Stock Corporation Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Virginia corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

The Board of Directors of the Company and persons owning and having voting power in excess of two-thirds of the outstanding voting securities of the Company have adopted, ratified and approved the amendment to the articles of incorporation increasing the authorized capital stock. and other corporate actions described in this Information Statement. No further votes are required or necessary to effect the proposed amendment. or the other corporate actions to be taken.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 484,667,610 shares of the Company's no par value common stock and 1,000,000 shares of Class "A" Convertible Preferred Stock issued and outstanding as of October 26, 2004, the record date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Articles of Incorporation.

                         INTEREST OF CERTAIN PERSONS IN
                         ------------------------------
                    OR OPPOSITION TO MATTERS TO BE ACTED UPON
                    -----------------------------------------

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons has any substantial interest, direct or indirect, in proposed amendment to the Company's Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company's Articles of Incorporation or any of the other corporate actions to be taken.

                             ADDITIONAL INFORMATION
                             ----------------------

Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have been filed with the Securities and Exchange Commission may be accessed through the Securities and Exchange Commission EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Gary Musselman, at 10108 Industrial Drive, Prineville, NC 28134, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, will be provided without charge.

Dated: December____, 2004

                                              By Order of the Board of Directors

                                              /s/ Gary Musselman
                                                   President

                                  EXHIBIT "A"

                        PLAN OF INTERNAL REORGANIZATION

                             BEFORE REORGANIZATION


                                   Pacel Corp
                                   ----------
                                        |
                    ____________________|__________________
                   |                                       |
                 TRSG                                  BeneCorp
              ----------                              ----------
                   |
                   |------- Asmara Services I, II & III
                   |
                   |------- Asmara of Fl I to V
                   |
                   |------- Asmara Benefits
                   |
                   |------- Wood Stock Lumber Sales
                   |
                   |------- NCS





                              AFTER REORGANIZATION

         Pacel Corp
         ----------
              |
              |---------------TRSG
              |            ----------
              |                 |
              |                 |
              |                 |
              |                 |------- Asmara Services II & III
              |                 |
              |                 |------- Asmara of Fl I to IV
              |                 |
              |                 |------- BeneCorp
              |                 |
              |                 |------- Wood Stock Lumber Sales
              |                 |
              |                 |------- NCS
              |
              |
              |---------- Asmara Benefits
              |           ---------------
              |
              |---------- Asmara Services I
              |            ----------
              |
              |----------- Piedmont HR
              |            ----------
              |
              |-------------- NEWCO
                           ----------

                                   EXHIBIT "B"

                        ARTICLES AND AGREEMENT OF MERGER

                        ARTICLES AND AGREEMENT OF MERGER


DATED:            ________________, 2004

BETWEEN:          PACEL CORPORATION
                  a Virginia corporation ("Pacel-Virginia")

AND:              PACEL CORPORATION
                  a Nevada corporation ("Pacel-Nevada")

         WHEREAS, Pacel-Virginia and Pacel-Nevada wish to provide for the terms and conditions upon which a merger of Pacel-Virginia with and into Pacel-Nevada would be consummated for the sole purpose of changing the corporate domicile of Pacel-Virginia from Virginia to Nevada; and

         WHEREAS, the Board of Directors of Pacel-Virginia and Pacel-Nevada, respectively, have deemed it desirable and in the best interests of the corporations and their shareholders that the merger should take place, and have approved the merger pursuant to the terms of this Agreement;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS
                         ------------------------------

1.01         The Merger
             ----------

             (a) Subject to the terms and conditions of this Agreement, at the Effective Date, as defined in Section 1.01(b), Pacel-Virginia shall be merged with and into Pacel- Nevada in accordance with the provisions of the Business Corporation Acts of the States of Virginia and Nevada, respectively ("Corporation Acts"), and the separate existence of Pacel-Virginia shall cease and Pacel-Nevada shall continue as the surviving corporation under the laws of the State of Nevada under the name "Pacel Corporation". ("Surviving Corporation").

             (b) The merger shall become effective at the time of filing Articles of Merger under the Corporation Acts. The date when the merger shall become effective is hereinafter referred to as the "Effective Date."

             (c) On the Effective Date, the Surviving Corporation shall thereafter possess all assets and property of every description, and the rights, privileges, powers and authority of Pacel-Virginia and Pacel-Nevada, and all obligations belonging to or due to each of Pacel-Virginia and Pacel-Nevada. The Surviving Corporation shall be liable for all obligations of each of Pacel-Virginia and Pacel-Nevada, including liability to dissenting shareholders as referred to in Section 1.03.

Articles and Agreement of Merger - Page 1

1.02         Exchange of Shares
             ------------------

             On the Effective Date, the then issued and outstanding shares of voting common stock of Pacel-Virginia shall be exchanged for an equal number of shares of fully paid and nonassessable voting common stock in the Surviving Corporation. The voting common stock of Pacel-Virginia so exchanged shall be cancelled and returned and shall no longer be considered issued or outstanding. On the Effective Date, there shall be outstanding shares of the common stock of the Surviving Corporation.

10.3         Articles of Incorporation and Bylaws of Surviving Corporation
             -------------------------------------------------------------

             The Articles of Incorporation and Bylaws of Pacel-Nevada, as in effect on the Effective Date, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended as provided by law.

1.04         Directors and Officers of the Surviving Corporation
             ---------------------------------------------------

             The officers and directors of the Surviving Corporation shall be as follows:

             NAME                                    TITLE
             ----                                    -----

             Gary Musselman                          President, Director
             David Calkins                           Director
             F. Kaye Calkins                         Director
             Joseph Amato                            Director
             Thorn Auchton                           Director

             The directors shall hold office subject to the provisions of the Bylaws of the Surviving Corporation until the next annual shareholders' meeting of the Surviving Corporation and until their respective successors have been duly elected or appointed and qualified. Such officers shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors have been duly elected or appointed, and have been duly qualified.

                                   ARTICLE II

                         WARRANTIES AND REPRESENTATIONS
                         ------------------------------

2.01         Warranties and Representations of Pacel-Virginia
             ------------------------------------------------

             Pacel-Virginia hereby warrants and represents to Pacel-Nevada as follows:

             (a) Due Organization; Good Standing and Corporate Power. Pacel-Virginia is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

             (b) Capitalization. On the Effective Date, the authorized capital stock shall consist of 10,000,000,000 shares of voting common stock, no par value, and 5,000,000 shares of preferred stock. All issued and outstanding shares of common stock have been validly issued and are fully paid and nonassessable. There are 1,000,000 shares of preferred stock issued and outstanding.

Articles and Agreement of Merger - Page 2

             (c) Authorization and Validity of Agreement. Pacel-Virginia has full corporate power and authority to execute and deliver this Agreement, and has obtained the necessary approval of its shareholders, to consummate the merger. The execution, delivery and performance by the Company of this Agreement have been authorized by its Board of Directors. This Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

             (d) No Consents or Approvals Required. The execution and delivery of this Agreement will not (i) conflict with, or violate any provision of the Articles of Incorporation or Bylaws of Pacel-Virginia, (ii) conflict with or violate any law, rule, regulation, order, writ, injunction, judgment or decree applicable to Pacel- Virginia or by which any of its properties or assets are found or affected; or (iii) conflict with or result in any breach of or constitute a default under, or give to others any rights of termination or cancellation of or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Pacel-Virginia pursuant to any note, bond, mortgage, indenture, deed of trust, lease, or any other instrument to which Pacel-Virginia is a party.

             (e) Litigation or Administrative Proceedings. There are no suits, actions, legal or administrative proceedings or investigations pending or threatened against Pacel-Virginia of which Pacel-Nevada has not been advised, which, if adversely determined, would materially and adversely affect the financial condition of Pacel-Virginia or the conduct of its business.

2.02         Warranties and Representations of Pacel-Nevada
             ----------------------------------------------

             Pacel-Nevada hereby warrants and represents to Pacel-Virginia as follows:

             (a) Due Organization; Good Standing and Corporate Power. Pacel-Nevada is a corporation duly organized and validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on the business as now being conducted.

             (b) Capitalization. The authorized capital stock consists of 10,000,000,000 shares of voting common stock, no par value, and 5,000,000 shares of preferred stock. All issued and outstanding shares of common stock and preferred have been validly issued and are fully paid and nonassessable.

             (c) Authorization and Validity of Agreement. Pacel-Nevada has full corporate power and authority to execute and deliver this Agreement and to consummate the merger. The execution, delivery and performance by Pacel-Nevada of this Agreement have been authorized by the Board of Directors. This Agreement is a valid and binding obligation of Pacel-Nevada, enforceable against it in accordance with its terms.

             (d) No Consents or Approvals Required. Neither the execution nor the delivery of this Agreement will (i) conflict with, violate, or result in a breach of any provision of the Articles of Incorporation or Bylaws of Pacel-Nevada, (ii) conflict with, or violate any law, rule, regulation, order, writ, injunction, judgment or decree applicable to Pacel-Nevada, or by which any of its properties or assets may be found or affected; or (iii) conflict with or result in any breach of or constitute a default under or give to others any rights of termination or cancellation of or result in the creation of any lien, charge or encumbrance on any of the properties

Articles and Agreement of Merger - Page 3
                      or assets of Pacel-Nevada pursuant to any note, bond, mortgage, indenture, deed of trust, lease or any other instrument to which Pacel-Nevada is a party.

             (e) Litigation or Administrative Proceedings. There are no suits, actions, legal or administrative proceedings or investigations pending or threatened against Pacel- Nevada of which Pacel-Virginia has not been advised, which, if adversely determined, would materially and adversely affect the financial condition of Pacel-Nevada or the conduct of its business.

                                   ARTICLE III

                            CONDITIONS TO THE MERGER
                            ------------------------

3.01         Conditions Precedent to Obligations of Pacel-Virginia and
             Pacel-Nevada
             ---------------------------------------------------------

             The respective obligations of Pacel-Virginia and Pacel-Nevada to consummate the merger under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

             (a) The approval of the shareholders of Pacel-Virginia shall have been obtained in accordance with the Corporation Acts.

             (b) No order, statute, regulation, injunction, decree or restraining order shall have been enacted, entered or enforced by any court of competent jurisdiction or governmental authority that prohibits the consummation of the merger.

             (c) All regulatory authorizations necessary to carry out the merger shall have been received.

             Pacel-Virginia and Pacel-Nevada each agree to use their best efforts to fulfill all conditions precedent referred to herein and to do all things necessary to consummate the merger.

                                   ARTICLE IV

                           TERMINATION AND ABANDONMENT
                           ---------------------------

4.01         Termination
             -----------

             This Agreement may be terminated and the merger abandoned, at any time prior to the Effective Date, whether before or after the approval of the merger by the shareholders of Pacel-Virginia and Pacel-Nevada, respectively, by mutual consent of the Board of Directors of Pacel-Virginia and Pacel-Nevada.

4.02         Effect of Termination
             ---------------------

             In the  event of the  termination  of this  Agreement  pursuant  to
             Section 4.01, this Agreement shall become void and have no effect and there shall be no liability hereunder on the part of Pacel-Virginia or Pacel-Nevada or any of their respective officers, directors, employees, agents or shareholders.


Articles and Agreement of Merger - Page 4

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

5.01         Entire Agreement
             ----------------

             This Agreement contains the entire agreement of the parties with respect to the merger and supercedes all prior agreements and understandings oral and written with respect thereto.

5.02         Amendment and Modification
             --------------------------

             To the extent permitted by applicable law, at or prior to the Effective Date this Agreement may be amended, modified or supplemented by written agreement of the respective Boards of Directors of Pacel-Virginia and Pacel-Nevada, whether before or after the vote of the shareholders of Pacel-Virginia and Pacel-Nevada.

5.03         Counterparts
             ------------

             This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

5.04         Applicable Law
             --------------

             This Agreement and the legal relations between Pacel-Virginia and Pacel-Nevada shall be governed by and construed in accordance with the laws of the State of Nevada

             IN WITNESS WHEREOF, Pacel-Virginia and Pacel-Nevada have each caused this Agreement to be executed by their respective officers duly authorized as of the date first above written.


             PACEL CORPORATION, a Virginia corporation


             By:_______________________
                      President



             PACEL CORPORATION, a Nevada corporation


             By:_________________________
                   President

Articles and Agreement of Merger - Page 5

                                   EXHIBIT "C"

                              EMPLOYMENT AGREEMENT
                                       FOR
                                 DAVID E.CALKINS

                              EMPLOYMENT AGREEMENT

         This Agreement dated and effective as of September 9, 2004, by and between PACEL CORP., a Virginia corporation, hereinafter the "Employer", and DAVID E. CALKINS, hereinafter the "Employee."

         1. EMPLOYMENT. Employer hereby employs the Employee and the Employee hereby accepts employment as Chairman of the Board of Directors upon the terms and conditions hereinafter set forth.

         2. TERM OF AGREEMENT. Subject to the provisions for termination hereinafter provided, this Agreement shall begin on September 9, 2004 and continue for a ten year period, until September 9, 2014.

         3. COMPENSATION AND BENEFITS.

                  SALARY & BENEFITS. Employer shall pay Employee a salary of $300,000 per year, which amount may be adjusted from time to time by mutual agreement of Employer and Employee. The employer shall also pay for employee's $1.1 million dollar retirement insurance program including any and all employee tax payments (a "Gross-Up Payment"), and such other and similar deductions as the law now or may from time to time require.

                  A. WITHHOLDINGS. Employer shall make deductions from Employee's compensation for federal and state income taxes, social security taxes, and such other and similar deductions as the law now or may from time to time require.

                  B. BUSINESS EXPENSES. Employer shall reimburse Employee for expenses reasonably incurred in the course of his employment, in accordance with Employer's policies in effect from time to time.

                  C. SEVERANCE PAYMENTS UPON TERMINATION OF EMPLOYMENT. In the event Employer terminates this Agreement for any reason other than for Cause (as defined below), then Employee shall be entitled to receive the following severance payments:

                           (i) if termination of this Agreement occurs prior to September 9, 2005, then Employee shall, upon notice of termination, receive an amount equal to three (3) years of Employee's most recent base annual salary, commissions and benefits. The company shall also make a single payment to complete the retirement insurance package in its entirety

                            (ii) if termination of this Agreement occurs between September 9, 2005 and September 9, 2006, then Employee shall receive an amount equal to five (5) years of Employee's most recent base annual salary, commissions and benefits. Such sum shall be payable, at Employer's option, either in full on the date Employer terminates this Agreement, or in two (2) equal installments, the first installment on the date Employer terminates this Agreement and the second installment on the first anniversary of the date

         Employer terminates this Agreement. The company shall also make a single payment to complete the retirement insurance package in its entirety;

                           (iii) if termination of this Agreement occurs between September 9, 2006 and September 9, 2007, then Employee shall receive an amount equal to seven (7) years of Employee's most recent base annual salary, commissions and benefits. Such sum shall be payable, at Employer's option, either in full on the date Employer terminates this Agreement, or in two (2) equal installments, the first installment on the date Employer terminates this Agreement and the second installment on the first anniversary of the date Employer terminates this Agreement. The company shall also make a single payment to complete the retirement insurance package in its entirety;

                           (iv) if termination of this Agreement occurs on or after September 9, 2007, then Employee shall receive an amount equal to seven (7) years of Employee's most recent base annual salary, commissions and benefits and a one time bonus of two years salary . Such sum shall be payable, at Employer's option, either in full on the date Employer terminates this Agreement, or in two (2) equal installments, the first installment on the date Employer terminates this Agreement and the second installment on the first anniversary of the date Employer terminates this Agreement.

         In the event any payment by Employer pursuant to the terms of this paragraph 3(D) ("Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by Employee with respect to such excise tax (collectively, the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any income taxes) and the Excise Tax imposed on the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payment. All determinations required to be made under this section shall be made by the Employer's regular accounting firm and all fees and expenses of such accounting firm shall be borne solely by Employer. Any Gross-Up Payment shall be paid to Employee within ten (10) days of Employer's receipt of the accounting firm's determination.

         Notwithstanding any other provisions contained herein, Employee shall not be entitled to the sums above if Employee voluntarily resigns his employment under this Agreement.

         For purposes of this paragraph, "Cause" is defined as any of the following: Employee's commission of an act of fraud against Employer; Employee's conviction of a felony adversely affecting the professional reputation or standing of Employer; and Employee's willful failure or refusal to faithfully and diligently perform the usual customary duties of his employment and adhere to the provisions of this Agreement.

         Employer's obligation to pay severance benefits under this paragraph is expressly conditioned upon Employee's execution and delivery to Employer of a Release Agreement unconditionally releasing all of Employee's rights to any claims, charges, complaints, grievances, known or unknown to Employee against Employer, through the date of Employee's termination from employment; and a representation and warranty that Employee has not filed or assigned any claims, charges, complaints, or grievances against Employer.

                  E. VACATION AND TIME OFF. Employee shall be entitled to a minimum eight (8) weeks of vacation time in each calendar year. Minimum unused vacation time may be accumulated.

                  F. BENEFITS. Employee shall be eligible to receive Employer's benefits package offered to other of Employer's executive personnel. Employer agrees to pay 100% of Employee's health and dental premiums for family coverage.

                  G. INCENTIVE BONUS PLAN. Employer shall provide Employee with an Incentive Bonus Plan ("Plan"). Employer shall pay to Employee a bonus in an amount equal to 25% of Employee's base annual salary in each of the first two
(2) fiscal years that Employer's EBITDA is one dollar ($1.00) or greater.

                  Additionally, Employer shall pay Employee an amount equal to five percent (5%) of the EBITDA for each fiscal year EBITDA is at least $200,000 but not greater than $500,000. Employer shall pay Employee an amount equal to seven percent (7%) of the EBITDA for each fiscal year EBITDA is greater than $500,000 but not greater than $1 million. Employer shall pay Employee an amount equal to ten percent (10%) of the EBITDA for each fiscal year EBITDA is greater than $1 million. Such payments shall be due and payable upon the completion of Employer's year-end audit by an independent auditor.

         4. INDEMNIFICATION. Employer shall indemnify and hold Employee harmless from and against any and all liability and expense of any kind, including legal costs and reasonable attorney's fees, arising out of or in connection with Employee's acting within the scope of his employment of official duties and in conformity with this Agreement, the Employer's by-laws and the mandates of the Employer's Board of Directors, where such liabilities and expenses are not paid by Employer's liability insurance.

         5. DUTIES AND REPORTING STRUCTURE. Employee shall devote such time and attention as is necessary to performance of his duties and pledges his active, industrious and full participation in the Employer's undertakings. Employer agrees that Employee shall report to the Board of Directors. Employer also agrees that Employee shall be appointed to the Employer's Board of Directors by the Chairman of the Board of Directors. Employer further agrees that if Employee is not elected to the Employer's Board of Directors by the Employer's shareholders, then Employee shall serve as an ex officio member of the Board of Directors.

         6. NON-SOLICITATION. Employee agrees and covenants that at any time during the term of his employment with Employer and for a period of one (1) year from the last day of employment with the Employer, Employee shall not solicit, or directly or indirectly influence any of Employer's employees to terminate their employment with Employer or accept employment with any of Employer's competitors.

         7. CONFIDENTIALITY. Employee recognizes that by virtue of his position with Employer, he will have access to certain confidential information of Employer, such as customer lists, customer information, administrative systems, software, pricing policies, strategic plans and information on new product development (hereinafter referred to as "Confidential Information"). Employee recognizes that the Confidential Information is confidential and highly valuable to Employer and is the source of Employer's original and repeat business. Employee agrees that he will not disclose to any person or corporation any Confidential Information, except pursuant to his employment under this Agreement.

         8. TERMINATION. Either the Employer or the Employee may terminate this Agreement upon ninety (90) days written notice to the other party. However, in the event that Employer has sufficient grounds to properly terminate this Agreement for Cause, as defined above, then, at the option of Employer, this Agreement may be terminated upon five (5) days written notice to Employee. Upon termination by Employer, without cause, then Employee shall be entitled to receive the severance payments as described above.

         Employee further agrees that upon any termination of employment, all property of the Employer shall be immediately returned in the same condition it was received, less reasonable wear and tear.

         9. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties and may be amended at any time, so long as such amendment is in writing and signed by both parties.

         10. APPLICABLE LAW AND JURISDICTION. This Agreement shall be governed and construed by and under the substantive and procedural laws of the Commonwealth of Virginia. The parties hereby stipulate and agree that the state and federal courts sitting in Washington, Virginia, shall have personal jurisdiction over the parties, and that venue is proper in such courts for all actions or proceedings with respect to this Agreement. Accordingly, the parties waive all objections to such jurisdiction and venue and agree and stipulate that neither party shall, in any action brought with respect to this Agreement, deny or contest jurisdiction in such forums. However, if an action in filed in the Commonwealth of Virginia court, this provision shall not preclude either party from removing the action to the appropriate federal court, if such removal is proper.

         11. ATTORNEYS' FEES. The expenses and costs, including, without limitation, attorneys' fees, incurred by the prevailing party with respect to any claim, suit or legal proceeding arising out of, under, or in connection with, this Agreement shall be paid by the non-prevailing party.

         12. WAIVER. Failure of a party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself or any other provision.

         13. TITLES AND CAPTIONS. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         14. PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         15. SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         16. CONSTRUCTION. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

         18. NOTICE. Whenever notice is required under this Agreement, it shall be deemed to have been given if sent via certified mail, return receipt requested, or via commercial overnight delivery service to the Employer's president at the Employer's main office, or to Employee at Employee's residence.

         19. INCLUSION OF SUBSIDIARIES. When the term "Employer" is used herein, it shall mean Pacel Corporation and each of its wholly-owned, majority owned and legally controlled subsidiaries.

         20. LEGAL COUNSEL. Employee acknowledges that he has been afforded a reasonable opportunity to review this Agreement, to understand its terms, and to discuss it with an attorney of his choice, and that he knowingly and voluntarily enters into this Agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement on the respective dates indicated below.




Date:
      -----------------                  ---------------------------------------
                                         David E. Calkins

                                         14048 Lee Highway
                                         Amissville, VA 20106

Date:                                    PACEL CORPORATION
      -----------------


                                         By:
                                             -----------------------------------
                                              David Calkins

                                         Its  Chairman of the Board